SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2005

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13245 (Commission File Number)	75-2702753 (I.R.S. Employer Identification Number)

5205 N. O’Connor Blvd Suite 900 Irving, Texas (Address of principal executive offices)		75039 (Zip code)
Registrant’s telephone number, including area code: (972) 444-9001
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Indemnification Agreement
Severance Agreement
Change in Control Agreement

Item 1.01 Entry into a Material Definitive Agreement.
     On August 16, 2005, Pioneer Natural Resources Company (the “Company”) entered into new indemnification agreements with its directors and executive officers and new severance agreements and change in control agreements with its executive officers. These new agreements replace the indemnification agreements that all the directors and officers previously had with the Company and also replace the severance agreements (which provided for certain severance rights both before and after a change in control) that the executive officers previously had with the Company.
     The Company decided to enter into new indemnification agreements principally to respond to comments from potential director candidates about the older form the Company used, to harmonize certain definitions (such as the definition of change in control) with the definitions used in other Company agreements and the Company’s long-term incentive plan, and otherwise to review and update its form.
     The Company decided to enter into new severance agreements and change in control agreements with its executive officers after a general review of its severance and change in control arrangements, commenced in January 2005 by the Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”) acting pursuant to its responsibilities as set forth in the provisions of its Committee charter. In connection with its review, the Committee engaged advisors knowledgeable in the field to assist it in analyzing current market practices. The primary goals of the new agreements are to standardize the agreements within the Company (including by reducing the number of different forms used for executives and non-executive personnel) and provide protection for officers consistent with the Company’s perception of market practices after considering the views of its advisors.
     Although the events that give rise to payments before or following a change in control have been modified in some respects in the new forms of agreements, the financial benefits to be received by the Company’s executive officers, if the right to payment is triggered, are not materially increased from the financial benefits that those executives would have received under the prior arrangements, except as described in the following sentence. Under the new severance agreements, in addition to other financial benefits, Mr. Sheffield will receive three times his base salary and Mr. Dove will receive 2.5 times his base salary in the event that in the absence of a change in control, employment is terminated by the Company without cause or by the executive for good reason. Under the prior severance agreements, each would have received only one times base salary (plus other financial benefits) in that situation. These changes to the financial benefits that Messrs. Sheffield and Dove will receive if the right to payment is triggered were based upon the Committee’s perception of current market practices after considering the views of its advisors.
     Descriptions of the new forms of indemnification agreement, severance agreement, and change in control agreement are contained in this report and are qualified in their entirety by reference to the agreements that are filed as exhibits to this report and that are incorporated herein by reference.
     A. Indemnification Agreements
     On August 16, 2005, the Company entered into indemnification agreements with all of the Company’s current executive officers and directors (each an “Indemnitee”). The current executive officers are Scott D. Sheffield, Timothy L. Dove, A.R. Alameddine, Mark S. Berg, Chris J. Cheatwood, Richard P. Dealy, Danny L. Kellum and Darin G. Holderness. The current directors (in addition to Mr. Sheffield) are James R. Baroffio, Edison C. Buchanan, R. Hartwell Gardner, James L. Houghton, Jerry P. Jones, Linda K. Lawson, Andrew D. Lundquist, Charles E. Ramsey, Jr., Frank A. Risch, Mark S. Sexton, Robert A. Solberg, and Jim A. Watson.

     The indemnification agreements replace the forms of indemnification agreements that the Company had previously established with each of the Indemnitees, some of which date back to 1997.
     Each indemnification agreement requires the Company to indemnify each Indemnitee to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that the Company must indemnify the director or executive officer against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity if the Indemnitee meets the standard of conduct provided in Delaware law. Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company. The Company will also make the Indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish Indemnitee’s right to indemnification, whether or not wholly successful.
     In general, the disinterested directors on the board of the Company or a committee of disinterested directors have the authority to determine an Indemnitee’s right to indemnification, but the Indemnitee can require that independent legal counsel make this determination if a change in control or potential change in control has occurred. In addition, the Indemnitee can require the Company to establish a trust fund with a third-party trustee sufficient to satisfy the indemnification obligations and expenses if a change in control or potential change in control has occurred.
     The indemnification agreements require the Company to continue director and officers’ liability insurance coverage for an Indemnitee for six years after the Indemnitee ceases to be an officer or director, and they obligate the Company to procure up to a six-year run-off policy in the event of a change in control or termination of the person in the year following a change in control of the Company. The indemnification agreements also limit the period in which the Company can bring an action against the Indemnitee to three years for breaches of fiduciary duty and to one year for other types of claims.
     Definitions of “potential change in control,” “change in control” and certain other terms used in this report are set forth in the form of Indemnification Agreement filed as an exhibit to this report and incorporated herein by reference.
     B. Severance Agreements
     On August 16, 2005, the Company entered into severance agreements with all of its executive officers, namely Scott D. Sheffield, Timothy L. Dove, A.R. Alameddine, Mark S. Berg, Chris J. Cheatwood, Richard P. Dealy, Danny L. Kellum and Darin G. Holderness. The severance agreements, together with the new change in control agreements, replace previous severance agreements between the Company and the executive officers, some of which date back to 1997. The Company may terminate any severance agreement annually beginning at the end of the initial term on September 30, 2007, but the severance agreement will continue following a potential change in control that occurs during the term of the agreement. In any event, the severance agreements terminate upon a change in control of the Company.
     The severance agreements provide that, if the executive terminates employment for good reason or if the Company terminates the employment of the executive officer other than for cause, death, disability or normal retirement, the Company must pay the executive officer a separation payment in addition to earned salary and vested benefits. The separation payment is an amount equal to the sum of

(1) one times the executive officer’s base salary (three times for Mr. Sheffield and 2.5 times for Mr. Dove), (2) 18 times (36 times for Mr. Sheffield and 30 times for Mr. Dove) the monthly executive officer’s cost of coverage for himself and his eligible dependents under the Company’s group medical plans, and (3) one-twelfth of the executive officer’s base salary if the date of termination is less than 30 days following the notice of termination and the executive officer’s employment is terminated by the Company. The executive officers also entered into non-solicitation and non-interference covenants with the Company, which obligations were not in the previous form of agreement.
     Good reason for an executive to terminate employment generally includes a demotion or significant pay reduction, and for Mr. Sheffield it also includes his not being reelected as a director. Definitions of “good reason,” “cause,” “potential change in control,” “change in control” and certain other terms used in this report are set forth in the form of Severance Agreement filed as an exhibit to this report and incorporated herein by reference.
     C. Change in Control Agreements
     On August 16, 2005, the Company entered into change in control agreements with all of its executive officers, namely Scott D. Sheffield, Timothy L. Dove, A.R. Alameddine, Mark S. Berg, Chris J. Cheatwood, Richard P. Dealy, Danny L. Kellum and Darin G. Holderness. The change in control agreements, together with the new severance agreements, replace the previous severance agreements between the Company and the executive officers. The Company may terminate any change in control agreement annually beginning at the end of the initial term on September 30, 2007, but in any event the change in control agreement will continue for two years following a change in control that occurs during the term of the agreement.
     The change in control agreements provide that, if the executive officer terminates employment for good reason or if the Company terminates the employment of the executive officer other than for cause, death, disability or normal retirement, in either case in connection with or after a change in control, the Company must pay the executive officer a separation payment and provide continued group medical coverage for approximately three years (in the case of Messrs. Sheffield and Dove, until the date the executive is eligible for full medical benefits under the provisions of Medicare), in addition to paying earned salary and vested benefits. In addition, all the executive officer’s awards under the Company’s long-term incentive plan will fully vest. The separation payment is an amount equal to the sum of (1) 2.99 times the sum of the executive officer’s base salary and target bonus, (2) a pro-rated portion of the target bonus based on the days elapsed in that calendar year, and (3) one-twelfth of the executive officer’s base salary if the date of termination is less than 30 days following the notice of termination and the executive officer’s employment is terminated by the Company. If the Company terminates an executive officer without cause following a potential change in control and if a change in control occurs within 12 months, the executive officer will be entitled upon the change of control to the payments that would have been made if the executive had continued as an executive officer until the change in control, as well as to a payment equal to the value of the executive officer’s equity-based awards that did not vest when his employment was terminated.
     If, after a change in control, an executive officer terminates employment because he is required to relocate more than 50 miles but is not otherwise entitled to terminate employment for good reason, then the Company must pay the executive officer a reduced separation payment equal to his annualized base salary, in addition to earned salary and vested benefits, and provide continued coverage for one year under group medical benefit plans.

     The change in control agreements also obligate the Company to make the executive officers whole (that is, provide a “gross-up”) for excise taxes that may be imposed on payments under the change in control agreements by Section 4999 of the Internal Revenue Code.
     Definitions of “good reason,” “cause,” “potential change in control,” “change in control” and certain other terms used in this report are set forth in the form of Change in Control Agreement filed as an exhibit to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

10.1	—	Indemnification Agreement dated August 16, 2005, between the Company and Scott D. Sheffield, together with a schedule identifying other substantially identical agreements between the Company and each of its directors and executive officers identified on the schedule.

10.2	—	Severance Agreement dated August 16, 2005, between the Company and Scott D. Sheffield, together with a schedule identifying other substantially identical agreements between the Company and each of its executive officers identified on the schedule and identifying the material differences between each of those agreements and the filed Severance Agreement.

10.3	—	Change in Control Agreement, dated August 16, 2005, between the Company and Scott D. Sheffield, together with a schedule identifying other substantially identical agreements between the Company and each of its executive officers identified on the schedule and identifying the material differences between each of those agreements and the filed Change in Control Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

/s/ Darin G. Holderness

Darin G. Holderness Vice President and Chief Accounting Officer
Dated: August 17, 2005

EXHIBIT INDEX

Exhibit
Number		Exhibit Title

10.1	—	Indemnification Agreement dated August 16, 2005, between the Company and Scott D. Sheffield, together with a schedule identifying other substantially identical agreements between the Company and each of its directors and executive officers identified on the schedule.

10.2	—	Severance Agreement dated August 16 , 2005, between the Company and Scott D. Sheffield, together with a schedule identifying other substantially identical agreements between the Company and each of its executive officers identified on the schedule and identifying the material differences between each of those agreements and the filed Severance Agreement.

10.3	—	Change in Control Agreement, dated August 16, 2005, between the Company and Scott D. Sheffield, together with a schedule identifying other substantially identical agreements between the Company and each of its executive officers identified on the schedule and identifying the material differences between each of those agreements and the filed Change in Control Agreement.